UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Filed by the registrant                     [X]

Filed by a party other than the registrant  [ ]


Check the appropriate box:

[ ]      Preliminary Information Statement

[ ] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[X]      Definitive Information Statement


                      URBAN TELEVISION NETWORK CORPORATION

                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ]      Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.

         (3)      Filing Party:

         (4)      Date Filed:

                  November 1, 2002

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                      URBAN TELEVISION NETWORK CORPORATION

                  18505 Highway 377 South, Fort Worth, TX 76126
                                 (817) 512-3033

                              INFORMATION STATEMENT
                           AND NOTICE OF ACTIONS TAKEN
                 BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS


General Information
-------------------

         This information is being provided to the shareholders of Urban Television Network Corporation, (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holder of a majority of our common stock (1) authorizing an amendment to our
Articles of Incorporation effecting a reverse split of our issued and outstanding common stock on a one for twenty (1:20) basis (the "Reverse Split") and increasing our authorized common stock capital from 50,000,000 common shares, par value $0.01 to 200,000,000 common shares, par value $0.0001 and; (2) authorizing the acquisition of Urban Television Network Corporation, a Texas corporation, (Urban Texas) from its shareholders in a share exchange transaction (the "Share Exchange"). The shareholder holding shares representing 71.9% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholder will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

         The Company's Board of Directors approved these actions on September 3, 2002 and (1) recommended that the Articles of Incorporation be amended in order to effectuate the Reverse Split and change in common share capital and (2) recommended the Share Exchange with the shareholders of Urban Texas.

         The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State and will be effective when filed. The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our shareholders. The Share Exchange will be subject to a future definitive acquisition agreement. We propose to issue 14,720,000 New Common shares in the Exchange Transaction, subject to state and federal securities law compliance.

         If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

         The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this
Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

         The date on which this Information Statement was first sent to the shareholders is on, or about November 1, 2002. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company was September 3, 2002, (the "Record Date").

Outstanding Voting Stock of the Company
---------------------------------------

         As of the Record Date, there were 22,231,667 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management
---------------------------------------------------

         The following Table sets forth the Common Stock ownership information as of September 3, 2002, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the actions described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named. Unless otherwise indicated, the business address of each person listed is the Company's address.

Table 1.  Beneficial Ownership (a)

                               Common
                               ------
Name                           Shares Beneficially Owned        Percent of Class
----

Urban Television
Network Corporation (2)(3)     16,000,000                             71.9%

Randy Moseley (4)              16,000,000                             71.9%
-----------------              ----------                             ----

Directors and Officers
as a Group (4)                 16,000,000                             71.9%
           ---                 ----------                             ----

Total Shares                   16,000,000                             71.9%
-------------                  ----------                             ----

(1) Directors and Officers
(2) Consenting shareholder
(3) 5% Beneficial shareholder
(4) Randy Moseley is a director and President of the Company. He is also the President of Urban Television Network Corporation, a Texas corporation, the company which is the majority shareholder of Urban Television Network Corporation, a Nevada corporation. He has the authority to vote the 16,000,000 Company shares owned by Urban Network Television Network Corporation, the Texas corporation. Therefore, he is deemed a beneficial owner of the shares.

Changes in Capital
------------------

The Company's Board of Directors is taking action to effect a one-for-twenty (1:20) reverse stock split (the "Reverse Split") of the Company's then issued and outstanding Common Stock (the "Prior Common"). Additionally, we are taking action to increase our authorized common stock to 200,000,000 shares and reduce the par value of the common shares to $0.0001 per share. We propose to amend the Articles of Incorporation in connection with the Reverse Split and change in common stock capital.

Pursuant to the Reverse Split, each of the twenty (20) shares of Prior Common issued and outstanding would be reclassified as, and exchanged for, one (1) share of newly issued Common Stock ("New Common").

The Reverse Split will occur on a future designated date, (the "Effective Date") without any further action on the part of shareholders of the Company and without regard to the date or dates on which certificates representing shares of Prior Common are actually surrendered by each holder for certificates representing the number of shares of the New Common that each stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, the certificates representing shares of Prior Common represent one-twentieth the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange. No fractional shares of New Common will be issued and, in lieu thereof, shareholders holding a number of shares of Prior Common not evenly divisible by 20, and stockholders holding fewer than 20 shares of Prior Common prior to the Effective Date, upon surrender of their old certificates, will receive one share of stock in lieu of fractional shares of New Common.

The Reverse Split will not materially affect the proportionate equity interest in the Company of any shareholder of Prior Common or the relative rights, preferences, privileges or priorities of any such stockholder. The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same voting rights and other rights as shares of the Prior Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

Purpose and Effect of the Change in Capital

         The proposed increase in our authorized common stock increasing the number of common shares from 50,000,000 to 200,000,000 will enable the Company to have sufficient shares for future financing and acquisition opportunities. Presently, we have no financing or acquisition plans which involve the issuance of common stock. This increase in capital from 50,000,000 to 200,000,000 shares is not necessary for us to complete our planned acquisition of Urban Television Texas. This change in capital will not affect the relative rights or privileges of our common stock shareholders. The newly authorized common stock will have the same rights as the presently authorized shares of Common Stock.

         The principal purpose for increasing our authorized common stock to 200,000,000 shares is to provide us with additional financial flexibility to issue common stock for purposes which may in the future be deemed in the best interests of our shareholders. This financial flexibility could include the ability to obtain future financing and to make possible acquisitions through the use of our common stock. There are no assurances that any of the above-described possible transactions will occur. The proposed increase in the number of authorized shares of our common stock, coupled with the issuance of such shares, could have variety of effects on our shareholders. Without a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares caused by any future common stock issuances would dilute the earnings per share and book value per share of all outstanding shares of our common stock. As a result, the potential realizable value of a stockholder's investment in our common stock may be negatively affected. Additional shares of our common stock could be issued in one or more transactions that could make a change in control or takeover more difficult. In this instance the increase in authorized common stock could have an anti-takeover effect. Nonetheless, management believes that having the financial flexibility to affect such transactions would ultimately be beneficial to the Company and its shareholders.

         The Reverse Split is a requirement of the Share Exchange transaction with Urban Texas. The Reverse Split will decrease the number of Prior Common shares outstanding and presumably increase the per share market price for the New Common stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at, or under $1.00 per share as unduly speculative in nature, and as a matter of policy, avoid investment in such stocks. Additionally, the reverse stock split would reduce the number of shares of its New Common stock outstanding to amounts that management believes are more reasonable in light of its size and market capitalization. The Company will require additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the common stock is higher than the current common stock price levels. However, no assurance can be given that the Reverse Split will result in any increase in the common stock price or that the Company will be able to complete any financing following the Reverse Split.

         There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed Reverse Split or increase in the authorized common stock will have on the market price of the Company's common stock.

Acquisition of Urban Texas
--------------------------

         We will begin to take the action necessary to effect the Share Exchange with the Urban Texas shareholders. This will require the approval of the consenting Urban Texas shareholders, the company from which we acquired our operating assets. Presently, we have the consent of a majority of Urban Texas shareholders, but not all of the shareholders. We propose to issue 14,720,000 New Common shares to the Urban Texas shareholders in exchange for all of the issued and outstanding stock of Urban Texas. The Share Exchange implementation is subject to, among other things, state and federal securities regulation. We cannot estimate a completion date for the proposed Share Exchange at this time.

         Contact Information
         -------------------

         Urban Television Network Corporation (the "Company") has its principal executive offices located at 18505 Highway 377 South, Fort Worth, TX 76126. The corporate telephone number is (817) 512-3033.

         Urban Television Network Corporation, a Texas corporation ("Urban Texas"), has its principal executive offices located at 18505 Highway 377 South, Fort Worth, TX 76126. Its corporate telephone number is (817) 512-3033.

         Summary of Proposed Acquisition Terms
         -------------------------------------

         The following highlights preliminary information pertaining to our proposed acquisition of Urban Texas and does not contain all of the information because a definitive acquisition agreement has not been prepared or executed.

o We have a letter of intent signed by the officers of Urban Texas and its majority shareholders.
o We anticipate obtaining the consent of all Urban Texas shareholders before completing the acquisition.
o We wish to acquire all of the issued and outstanding capital stock of Urban Texas, but we have no assurance that we will be able to acquire all of it.
o We will also need to comply with state and federal securities laws relating to the issuance of our shares in exchange for all of the Urban Texas shares.
o Based on our future review of the securities laws, we may elect to acquire a majority of Urban Texas shares, but less than all of the Urban Texas shares.

         Business Conducted by the Companies
         -----------------------------------

         Urban Television Network Corporation (the "Company") acquired a television broadcast signal and television network affiliate base from Urban Texas in April 2002. The Company broadcasts a television signal to its network affiliate base deriving revenues from the sale of commercial advertisements. The television network provides television programming content serving ethnic minority programming interests of the African-American populations across the United States. The network presently includes in excess of 60 national television station affiliates

         Urban Texas was organized in Texas on October 9, 2001. It is a development stage company engaged in the broadcast television business. Urban Texas sold a portion of its television broadcast assets to the Company in April 2002. We will acquire the balance of Urban Texas's proprietary broadcast technologies, intellectual property and goodwill with this acquisition.

         Terms of the Proposed Transaction
         ---------------------------------

         We propose to issue 14,720,000 New Common shares to the Urban Texas shareholders (the "Share Exchange") in exchange for all of the issued and outstanding capital stock of Urban Texas.. This will require the approval of the consenting Urban Texas shareholders. Presently, we have the consent of a majority of Urban Texas shareholders, but not all of the shareholders.

         The Share Exchange will be subject to, among other things, state and federal securities regulation. We are not permitted to issue the exchange shares unless we comply with both federal and state securities laws. This governmental securities transaction regulation is the only regulatory approval or consent required in order to complete the Share Exchange. We will need to issue the shares under securities transaction exemptions or register the issuance of the shares with the regulating governmental authorities. We may not be able to acquire all of the Urban Texas shares. We do anticipate acquiring at least a majority of the Urban Texas shares under the isolated securities transaction exemption permitted by Section 4(2) of the Securities Act of 1933, as amended. We cannot estimate a completion date for the proposed Share Exchange at this time.

         Past Contacts, Transactions or Negotiations
         -------------------------------------------

         The consideration exchanged in Asset Purchase Agreement between the Company and Urban Texas was negotiated between the Company and Urban Texas in a transaction with management. The management of the Company and Urban Texas are comprised of the same individuals. The transaction did not represent an arms-length transaction. The transaction was valued at $877,000 or $0.058 per share. This dollar amount represented the actual cash invested in the agreements by Urban Texas and the face value of the three promissory notes. The notes were in payment default and their values should have been considered impaired by virtue of the default. No effect was given to the impaired value of the defaulted notes when the purchase price consideration was determined. At that time a market value for the Company's common shares was difficult to ascertain because of the limited and illiquid market for the company shares. The company shares were quoted on the National Quotation Bureau's electronic "Pink Sheets" at the time of the asset acquisition. The bid price for company shares at that time was one cent per share and the Company shares had not traded since December 18, 2001.

         Selected Financial Data
         -----------------------

                      Urban Television Network Corporation
                                 Historical Data


The following sets forth financial information about the Company. Also, financial information about the Company is incorporated herein by reference to the Company's Annual Reports on Form 10-KSB for the years ended September 30, 2001, 2000 and 1999.

                                                Year Ended September 30,
                                      -----------------------------------------
                                          2001           2000           1999
                                      -----------    -----------    -----------

Revenues                              $       -0-    $       -0-    $       -0-
Income (loss) continuing operations   $   (91,654)   $   (27,780)   $  (144,319)
Extraordinary item                    $     8,880    $ 1,562,122    $       -0-
Income (loss) continuing operations
  Per share                           $      (.01)   $      .25     $      (.02)
Total assets                          $       -0-    $       -0-    $       -0-
Liabilities                           $   503,392    $   420,618    $ 1,954,960
Cash dividends declared per common
  Share                               $       -0-    $       -0-    $       -0-



         Selected Pro Forma Financial Data
         ---------------------------------


                                Pro Forma Results
                                    Unaudited

Urban Television Network Corporation, a Texas corporation, was created in October 2001. Following are pro forma financial information for comparative purposes only and is not indicative of the operating results that actually would have occurred had the Urban Texas been consummated on October 1, 2001. In addition, these results are not intended to be a projection of future results and do not reflect any synergies that might have been achieved from combined operations.

                                                               Nine months ended
                                                                 June 30, 2002
                                                                 -------------

Revenues                                                         $    129,795
Income (loss) continuing operations                              $   (714,683)
Extraordinary item, gain on extinquishment of debt               $    424,665
Income (loss)                                                    $   (300,018)
Income (loss) continuing operations
  Per share                                                      $      (.02)
Total assets                                                     $  1,377,608
Liabilities                                                      $    653,416
Cash dividends declared per common
  Share                                                          $        -0-

                           Comparative Per Share Data
                                   (Unaudited)


The following table summarizes the per share information for the Company on a historical, pro forma combined and equivalent basis. The pro forma information gives effect to the merger accounted for as purchase. You should read this information together with the Company's historical and pro forma financial statements and the notes thereto. You should not rely on the pro forma combined information as being indicative of the results that would have been achieved had the companies been combined or the future results that the combined company will experience after the merger.


                      Urban Television Network Corporation
                              Per Common Share Data


                                                     Year Ended September 30,
                                                 ------------------------------
                                                  2001       2000       1999
                                                 --------   --------   --------

Historical:
 Net income (Loss per share, basic               $(   .01)  $    .25   $(   .02)
 Book value per common share                     $(   .08)  $(   .07)  $(   .32)
Pro forma combined after merger
 Net income (Loss per share, basic               $(   .01)  $    .07   $(   .01)
 Book value per common share                     $(   .02)  $(   .02)  $(   .09)



This pro forma balance sheet assumes that the definitive  agreement between UTVN
- Nevada and UTVN - Texas follows the Letter Of Intent terms and there is an exchange for 100% of the common shares outstanding of Urban Television Network Corporation, a Texas corporation.


                      Urban Television Network Corporation
                        Condensed Pro Forma Balance Sheet
                                  June 30, 2002


                                             Historical                   Pro Forma
                                             Financial      Pro Forma     Financial
                                             Statements    Adjustments    Statements
           ASSETS

Current Assets
  Cash                                       $    20,000   $     2,000    $    22,000
  Advance to subsidiary                                        109,692
                                                              -109,692
  Accounts receivable                             15,000           941         15,941
                                             -----------                  -----------
     Total current assets                         35,000                       37,941
                                             -----------                  -----------

Furniture, fixtures and equipment, net             5,555        21,252         26,807
                                             -----------                  -----------

Other assets
  Note receivable, net                           500,000                      500,000
  Network assets                                 600,000       100,000        700,000
Organizational costs                                   0       112,860        112,860
                                             -----------                  -----------


     Total other assets                        1,100,000                    1,312,500
                                             -----------                  -----------
Total Assets                                 $ 1,140,555                  $ 1,377,608
                                             -----------                  -----------

  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                           $     2,150         2,529    $     4,679
  Advances from shareholders                     109,692      -109,692        138,737
  Accrued interest payable                        10,000                       10,000
  Current portion of long-term debt              250,000                      250,000
                                             -----------                  -----------
     Total current liabilities                   371,842                      403,416
                                             -----------                   -----------

Long-term debt payable                           250,000                      250,000
                                             -----------                   -----------
     Total Liabilities                           621,842                      653,416
                                             -----------                   -----------

Stockholders' equity:
  Common stock                                   222,316       147,200        369,516
  Additional paid-in capital                   5,681,562        58,279      5,739,841
  Accumulated deficit                          5,385,165)                  (5,385,165)
                                             -----------                  -----------
    Total Stockholders' equity                   518,713                      724,192
                                             -----------                  -----------

Total liabilities and stockholders
equity                                       $ 1,140,555                  $ 1,377,608
                                             -----------                  -----------

Purpose and Effect of the Share Exchange
----------------------------------------

         The proposed acquisition of Urban Texas, will complete our acquisition of their proprietary broadcast technology, intellectual and goodwill properties (Urban Texas Assets). The Urban Texas Assets, include, among other things, technology agreements and information management software systems which we believe will improve our operations and sales networks. The Company's majority shareholder approved the Urban Texas acquisition. There is no requirement that this acquisition be approved by our shareholders, however, the Reverse Split and capital changes facilitates the share exchange transaction. The issuance of the exchange shares will dilute existing shareholder equity at the time it is completed.

No Dissenter's Rights
---------------------

         Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

Financial and Other Information
-------------------------------

         For more detailed information on our corporation, including financial statements, you may refer to our most recent Form 10-QSB for the quarter ended June 30, 2002 and other periodic filings with the Securities and Exchange Commission (SEC) from time to time. This information may be found on the SEC's EDGAR database at www.sec.gov.

Conclusion
----------

         As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
           THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.


                                                For the Board of Directors of
Date: November 1, 2002                      Urban Television Network Corporation


                                                     /s/ Randy Moseley
By: Randy Moseley                                 ------------------------
                                                  Title: President/Chairman
                                                        of the Board

Exhibit "A"
Form of Proposed Amendment to the Articles of Incorporation


                                FORM OF PROPOSED
              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                      URBAN TELEVISION NETWORK CORPORATION

         Pursuant to the provisions of the Nevada Revised Statutes (NRS), Chapter 78, the following Certificate of Amendment is submitted for filing:

         FIRST: The name of the corporation is URBAN TELEVISION NETWORK CORPORATION.

         SECOND: The following amendment to Article IV of the Articles of Incorporation of Urban Television Network Corporation was adopted on September 3, 2002, as prescribed by the Nevada Revised Statutes, by a vote of the shareholders sufficient for approval of the Amendment.

         ARTICLE IV, CAPITAL STOCK, is amended effective November___, 2002, after giving effect to the reverse split as set forth in the THIRD below, as follows:

         The first paragraph of Article IV is amended as follows:

         The aggregate number of shares which this corporation will have authority to issue is Two Hundred Million Five Hundred Thousand (200,500,000) shares as follows:

         (a) Two Hundred Million (200,000,000) shares of Common Stock with a par value of $0.0001 per share,
         (b) Five Hundred Thousand (500,000) shares of Preferred Stock with a par value of $1.00 per share.

         The following paragraphs of Article IV were not amended and are incorporated herein by reference to the Articles of Incorporation October 20, 1986: paragraphs (b) and (c).

         THIRD:  The  manner  in  which  any  exchange,   reclassification,   or
cancellation of issued shares provided for in the Amendment will be effected, is as follows:

         Following the effective date of the reverse split and affecting all issued and outstanding shares as of _________, 2002, one (1) share of common stock will be issued for each twenty (20) common shares previously issued and outstanding. Share certificates representing the pre-split denominations may be exchanged for share certificates representing the post-split denominations, at the election of shareholders, and in any case, new denomination certificates will be issued upon transfer in the ordinary course of business. Mandatory share certificate exchange is not required.

         In the event, that the reverse split results in fractional shares, all fractions will be rounded up to the next whole number.

         The reverse stock split will be effective on , 2002.

         FOURTH:  This amendment does not change the amount of stated capital.

Under penalty of perjury, the undersigned declares that the foregoing document was executed by the corporation and that the statements contained therein are true and correct to the best of his knowledge.

         This amendment has been consented to and approved by the unanimous vote of the board of directors and a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Dated this      day of                  , 2002.
           ----       ------------------

URBAN TELEVISION NETWORK CORPORATION




By: Randy Moseley
Title: President



By: Stan Woods
Title: Secretary